UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 30, 2017

__________________________________________________________________

CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

[ ]	Emerging growth company
[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

(a)          On June 30, 2017, Celadon Group, Inc. (the "Company") entered into a Fifth Amendment to Amended and Restated Credit Agreement (the "Amendment") by and among the Company, certain subsidiaries of the Company as guarantors, Bank of America, N.A., as lender and Administrative Agent (the "Agent"), Wells Fargo Bank, N.A., and Citizens Bank, N.A., both as lenders, which amends the Company's existing Amended and Restated Credit Agreement dated December 12, 2014, among the same parties (as amended, the "Credit Agreement"). Among other changes, the Amendment (i) amended the lease adjusted total debt to EBITDAR ratio and fixed charge coverage ratio financial covenants so that such covenants would not be tested for the twelve-month period ended June 30, 2017 (testing to resume for the twelve-month period ending September 30, 2017); (ii) increased the maximum amount of outstanding indebtedness under the Credit Agreement, including loans and letters of credit, to $226.3 million, with a loan sub-limit of approximately $192 million and a letter of credit sub limit of $35 million; (iii) permitted up to $27 million of additional third party indebtedness secured by Canadian rolling stock; (iv) limited the extent to which defaults under certain other agreements, including vehicle leases and financings, create cross-defaults under the Credit Agreement; (v) increased interest rates on borrowings by 50 basis points; (vi) added a provision requiring lender consent for dispositions or financings of United States real property; (vii) added a provision providing that, in the event of any real property disposition or financing, the maximum amount of indebtedness under the Credit Agreement will be reduced by an amount equal to (A) with respect to any United States real property, the net proceeds of such disposition or financing; and (B) with respect to any Canadian real property, the amount by which the net proceeds of such disposition or financing exceed $25 million; (viii) added a financial covenant under which the Company must maintain a minimum level of adjusted revenue at certain of its subsidiaries; (ix) added additional financial reporting requirements; (x) amended the asset coverage ratio financial covenant to a ratio of 0.70 to 1.00 for periods prior to September 22, 2017, and 1.50 to 1.00 for each week ending thereafter;1 (xi) added a financial covenant requiring a minimum level of adjusted EBITDAR be maintained, which will be tested monthly on a trailing twelve month basis (commencing with adjusted EBITDAR for the twelve months ending July 31, 2017); (xii) placed a limit on the amount of disbursements that can be made during each approximately 1-month period between the date of the Amendment and September 30, 2017; (xiii) placed limitations on the Company’s ability to modify the terms of its financial advisor and investment banker engagement and added a July 31, 2017 deadline for delivery of certain documents intended to facilitate a refinancing of the Credit Agreement; (xiv) required an amendment fee of $2,263,000, payable 25% upon closing the Amendment and 75% upon repayment in full of the obligations under the Credit Agreement; (xv) added a provision requiring that the proceeds of certain permitted real estate or equipment dispositions or financings involving Canadian assets be used to repay outstanding loans, provided that such proceeds can be reborrowed so long as the existing conditions to borrowing are satisfied; and (xvi) added a requirement that the Company’s Canadian subsidiaries pledge substantially all of their assets as security for the Credit Agreement, subject to certain exceptions for real property and assets encumbered by third party liens.

1 Asset coverage ratio is calculated based on a percentage of U.S. rolling stock value and U.S. accounts receivable value. The ratio excludes the value of U.S. real estate and other assets, as well as all Canadian assets.

The description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is filed herewith as Exhibit 10.1.

Item 7.01          Regulation FD Disclosure.

On July 1, 2017, the Company issued a press release discussing the Amendment.  A copy of the press release is attached to this report as Exhibit 99.1.

Item 8.01          Other Events.

Updating Risk Factors

The Company is updating the risk factor disclosure contained in its Annual Report on Form 10-K for the fiscal year ended June 30, 2016, filed with the Securities and Exchange Commission on September 13, 2016, and its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2016, filed with the Securities and Exchange Commission on February 10, 2017, by adding the following additional risk factor:

We are in the process of seeking to refinance our Credit Agreement, which will require the cooperation of certain of our equipment lenders and lessors and is subject to other risks and uncertainties.  If we are unable to refinance our Credit Agreement or otherwise obtain acceptable accommodations from our equipment lenders and lessors, this would have an adverse effect on our financial condition, liquidity, results of operations, and the price of our common stock.

Our Credit Agreement contains lease-adjusted total debt to EBITDAR ratio, fixed charge coverage ratio, and asset coverage ratio financial covenants with which we did not expect to comply for the testing periods ended March 31 and June 30, 2017, respectively.  We are also required periodically to make representations and satisfy other requirements with which we did not expect to comply due to our auditor withdrawing its reports.  As a result, we have received a waiver and amendments to our Credit Agreement that, among other things, suspend or amend testing of certain financial covenants until the testing period ending September 30, 2017, and require us to obtain reissued and audited reports by such date.  We do not currently expect to be in compliance with our financial covenants on September 30, 2017, and, as a result, have undertaken a process whereby we would refinance our Credit Agreement.  The agent and lenders under the Credit Agreement have been cooperative in our refinancing process, but we cannot assure you they will continue to cooperate with us.

We have engaged a financial advisor and investment banker to aid in the refinancing process and believe our large asset base will afford us with certain financing and liquidity options.  However, there can be no assurance that we will be able to successfully refinance our Credit Agreement.

We have equipment capital leases of approximately $19.9 million that have matured or will mature between July 1 and September 30, 2017, all of which are held by the leasing affiliates of the two largest lenders under our Credit Facility, and the payment of which we are in negotiations to defer.  We also have additional capital lease maturity payments due over the twelve months ending June 30, 2018. We have begun discussions with our equipment lessors to extend the impending maturities and implement a long-term capital structure acceptable to them, the lenders under our Credit Agreement, and potential lenders in a refinancing, as well as waive any defaults that may exist or be alleged under the leases. If we fail to reach an agreement with our equipment lenders and lessors regarding maturity extensions and other needed accommodations, and we fail to make the required maturity payments, they could accelerate our obligations and foreclose on their collateral, which could negatively impact our ability to complete the refinancing of our Credit Agreement.

The consummation of a refinancing is also subject to the following risks, among others:

•	Deterioration in the credit markets may make it difficult or expensive to refinance.
•
Our auditor’s withdrawal of its reports and our inability to provide audited financials while the Audit Committee’s investigation is ongoing may make it difficult for us to obtain financing, or may make such a transaction costlier.

•	Certain customers could reduce shipping volumes, and certain vendors could impose less favorable terms, either of which could impact our cash flows and prospects.
•	We may be unable to consummate selected asset financings or dispositions on satisfactory terms or at all, which could increase the amount of liquidity we need to generate in a refinancing.

If we are unable to reach accommodations with our lessors, refinance our Credit Agreement, or otherwise obtain financing arrangements containing different requirements that we can comply with, we could be restricted from borrowing under the Credit Agreement or otherwise deemed to be in default, which would enable the lenders to accelerate all indebtedness under the Credit Agreement to be immediately due and payable.  This could cause cross defaults with our equipment lessors or other creditors, permitting such creditors to accelerate all of our remaining indebtedness.  Any of these events could have a materially adverse effect on our liquidity, financial condition, results of operations, and trading price of our common stock.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT
	NUMBER	EXHIBIT DESCRIPTION
	10.1	Fifth Amendment to Amended and Restated Credit Agreement dated June 30, 2017.
	99.1	Press release dated July 3, 2017 regarding Bank Amendment, Corporate Updates.

The information contained in Item 7.01 and Exhibit 99.1 of Item 9.01 of this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information contained in Item 7.01 and Exhibit 99.1 of this report contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases, including "expects," "expected," "will," "would be," "intends," "believes," and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this report, statements relating to the expected refinancing process, expected cash needs, expected covenant compliance, expected financial results and the release thereof, access to additional financing, and operating metric trends, among others, are forward-looking statements.   Actual results may differ from those set forth in the forward-looking statements.  Readers should review and consider factors that could impact results as provided in various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: July 7, 2017	By:	/s/ Bobby Peavler
Bobby Peavler Executive Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
10.1	Fifth Amendment to Amended and Restated Credit Agreement dated June 30, 2017.
99.1	Press release dated July 3, 2017 regarding Bank Amendment, Corporate Updates.